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                                                                   EXHIBIT 23(e)

                     BARR ROSENBERG VARIABLE INSURANCE TRUST

                          FORM OF DISTRIBUTOR'S CONTRACT


Distributor's Contract (the "Agreement") dated as of May 1, 2003, by and between BARR ROSENBERG VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), and BARR ROSENBERG FUNDS DISTRIBUTOR, INC. (the "Distributor").

     WHEREAS, the Trust and the Distributor are desirous of entering into an agreement providing for the distribution of certain classes of shares of the Trust by the Distributor;

     NOW THEREFORE, in consideration of the mutual agreements contained in the Terms and Conditions of Distributor's Contract attached to and forming a part of this Contract (the "Terms and Conditions"), the Trust hereby appoints the Distributor as a distributor of such shares of the Trust, and the Distributor hereby accepts such appointment, all as set forth in the Terms and Conditions.

     A copy of the Agreement and Declaration of Trust of the Trust, as amended, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

     IN WITNESS WHEREOF, BARR ROSENBERG VARIABLE INSURANCE TRUST and BARR ROSENBERG FUNDS DISTRIBUTOR, INC. have each caused this Distributor's Contract to be signed in duplicate on its behalf, all as of the day and year first above written.

                                    BARR ROSENBERG VARIABLE INSURANCE TRUST

                                    By:

                                    Name:

                                    Title:


                                    BARR ROSENBERG FUNDS DISTRIBUTOR, INC.

                                    By:

                                    Name:

                                    Title:

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                              TERMS AND CONDITIONS
                                       OF
                             DISTRIBUTOR'S CONTRACT


     1. SALES OF SHARES TO THE DISTRIBUTOR AND SALES BY THE DISTRIBUTOR. The Distributor will have the right as principal, to sell shares of beneficial interest ("shares") of the Trust's Class 1 shares and Class 2 shares (each a "Class" and collectively the "Classes") of each portfolio of the Trust represented by a separate series of shares (a "Fund") directly to insurance company separate accounts and, upon further direction from the Trust, to other entities determined by the Trust to be qualified for look through treatment under Section 817 of the Internal Revenue Code of 1986, as amended, against orders therefor at the applicable public offering price as described below. For such purposes, the Distributor will have the right to purchase shares at the public offering price as described below.

     The Trust shall sell through the Distributor, as the Trust's agent, shares to eligible investors as described in the Prospectus. All orders through the Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

     Prior to the time of transfer of any shares by the Trust to, or on the order of, the Distributor or any introducing broker or participating broker, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in New York clearing house funds equal to the applicable public offering price of the shares. Upon receipt of registration instructions in proper form, the Distributor will transmit or cause to be transmitted such instructions to the Trust or its agent for registration of the shares purchased. The public offering price of each Class shall be the net asset value of such shares.

     On every sale, the Fund shall receive the net asset value of the shares. The net asset value of shares shall be determined in the manner provided in the Agreement and Declaration of Trust and By-laws of the Trust, as then amended.

     2. FEES. For its services as distributor of the Fund's Class 2 shares, the Trust shall pay the Distributor on behalf of the Fund a monthly distribution fee at an annual rate equal to 0.25% of the average daily net assets of the Fund attributable to its Class 2 shares, and otherwise on the terms and conditions set forth in any distribution plan in effect for Class 2 shares, as amended from time to time (a "Distribution Plan"). Any such distribution fee shall be accrued daily and paid monthly to the Distributor as soon as practicable after the end of the calendar month in which it accrues, but in any event within 5 business days following the last calendar day of each month.

     3. RESERVATION OF RIGHT NOT TO SELL. The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason.

     4. USE OF THIRD PARTIES; NON-EXCLUSIVITY; SALES OF SHARES BY THE TRUST. The Distributor may employ such third parties, including one or more


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participating brokers or introducing brokers, for the purposes of selling shares of the Trust as the Distributor, in its sole discretion, shall deem advisable or desirable. The Distributor may not enter into arrangements to act as distributor with other issuers without the consent of the Trust. The Trust acknowledges that the Distributor acts as distributor for Barr Rosenberg Series Trust and that Distributor has several affiliates that act as distributor for other issuers.
The Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split and to sell shares directly to its shareholders or other persons at not less than net asset value.

     5. REPURCHASE OF SHARES. The Distributor will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the then current prospectus and statement of additional information (collectively, the "Prospectus") of the Trust or as the Trust acting through its Trustees may otherwise direct. The Distributor may employ such third parties, including one or more participating brokers or introducing brokers, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable.

     6. BASIS OF PURCHASES AND SALES OF SHARES. The Distributor's obligation to sell shares hereunder shall be on a best efforts basis only and the Distributor shall not be obligated to sell any specific number of shares. Shares will be sold by the Distributor only against orders therefor. The Distributor will not purchase shares from anyone other than the Trust except in accordance with Section 5 hereof, and will not take "long" or "short" positions in shares contrary to any applicable provisions of the Agreement and Declaration of Trust of the Trust, as amended or restated from time to time.

     7. RULES OF SECURITIES ASSOCIATIONS, ETC. As the Trust's agent, the Distributor may sell and distribute shares in such manner not inconsistent with the provisions hereof and the Trust's Prospectus as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the Investment Company Act of 1940 Act, as amended (together with the rules and regulations thereunder, the "1940 Act") and of any securities association registered under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "1934 Act"). The Distributor will conform to the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. The Distributor also agrees to furnish to the Trust sufficient copies of any agreement or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     8. INDEPENDENT CONTRACTOR. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such, is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.


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     9.   REGISTRATION AND QUALIFICATION OF SHARES. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of maintaining the registration of each Fund of the Trust and the Trust under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act, to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Trust may also contract with BISYS Fund Services Ohio, Inc. ("BISYS Fund Services") to perform such services, in which event the Distributor agrees to look solely to BISYS Fund Services in the event of any breach of the agreements of the Trust set forth in this Section 9. The Trust or BISYS Fund Services shall advise the Distributor promptly of (a) any action of the Securities and Exchange Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust, a Fund or the shares thereof, or rights to offer such shares for sale and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the Trust's registration statement or prospectus in order to make the statements therein not misleading.

     10. EXPENSES. The Distributor will pay all expenses of preparing, printing and distributing advertising and sales literature (apart from expenses of registering shares under the 1933 Act and the 1940 Act and the preparation and printing of prospectuses and reports as required by said Acts and the direct expenses of the issue of shares, except that the Distributor will pay the cost of the preparation and printing of prospectuses and shareholders' reports used by it in the sale of shares to persons other than current shareholders).

     11.  [Intentionally omitted]

     12. INDEMNIFICATION OF TRUST. The Distributor agrees to indemnify and hold harmless the Trust and each person who has been, is or may hereafter be, a Trustee of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the Trust, PROVIDED, that in no event shall anything contained in this Agreement be construed to protect the Trust or any such person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement. The Distributor also agrees likewise to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Distributor's failure to exercise reasonable care and diligence with respect to its services rendered in connection with investment, reinvestment, employee benefit and other plans for shares. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements which are made with the Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a current or former Trustee may be entitled as a matter of law.


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     13.  INDEMNIFICATION OF THE DISTRIBUTOR. The Trust agrees to indemnify and hold harmless the Distributor, its several officers, employees and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact in the Trust's Registration Statement or prospectus, or that arises out of any Participation Agreement, including the Distributor's obligations to indemnify any insurance company or any other party thereto, and do not arise from information provided by the Distributor, its affiliates or any of their directors, officers, employees, agents or persons acting at its direction and are not the result of the willful misfeasance, bad faith or negligence of any such party in connection with the performance of the Distributor's duties thereunder. Notwithstanding the foregoing, in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of its duties under this Agreement. The foregoing rights of indemnification shall be in addition to any other rights to which the Distributor may be entitled as a matter of law.

     14. ASSIGMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This agreement may be amended only if such amendment be approved either by action of the Trustees of the Trust or at a meeting of the shareholders of both Classes by the affirmative vote of a majority of the outstanding shares of the Classes, and by a majority of the Trustees of the Trust who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of any Distribution Plan or this Agreement (the "Independent Trustees") by vote cast in person at a meeting called for the purpose of voting on such approval.

     15. EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT. This Agreement shall take effect upon the date first above written and shall remain in full force and effect continuously as to any Fund and each Class of shares thereof (unless terminated automatically as set forth in Section 14 hereof) until terminated:

          (a) Either (i) by such Fund or such Class by the affirmative vote of a majority of the outstanding shares of the Trust, or by a vote of the majority of the Independent Trustees, or (ii) by the Distributor, in each case upon not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

          (b) Automatically as to any Fund or Class thereof at the close of business one year from the date hereof, or upon the expiration of one year from the effective date of the last proper continuance of this Agreement, whichever is later, if the continuance of this Agreement is not specifically approved at least annually by the Trustees or by the affirmative vote of a majority of the outstanding shares of such Fund or such Class, and by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval.


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     The requirement under (b) above that the continuance of this Agreement be
"specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act.

     Termination of this Agreement pursuant to this Section 15 shall be without the payment of any penalty.

     If this Agreement is terminated or not renewed with respect to one or more Funds or Classes thereof, it may continue in effect with respect to any Fund or any Class thereof as to which it has not been terminated or has been renewed.

     16. LIMITED RECOURSE. The Distributor hereby acknowledges that the Trust's obligations hereunder with respect to the distribution fees payable with respect to the shares of any Fund of the Trust or a particular Class of shares of a Fund are binding only on the assets and property belonging to such Fund or such Class.

     17. CERTAIN DEFINITIONS. For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or
(b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "interested persons" and "assignment" shall have the meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. Certain other items used herein that are not otherwise defined have the meaning given in the current prospectus of the Trust or constituent agreements or documents of the Trust.

     18.  PRIVACY.

          (a) CONFIDENTIALITY OF INFORMATION. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust to Distributor, or collected or retained by Distributor to perform its duties as distributor shall be considered confidential information. Distributor shall not disclose or otherwise use nonpublic financial information relating to present or former shareholders of the Trust other than for the purposes for which that information was disclosed to Distributor, including use under an exception in Rule 14 or Rule 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes or at the direction of the Trust.

          (b) PROCEDURAL SAFEGUARDS. Distributor shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of the Trust.


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          (c) TRUST PRIVACY POLICY. The Trust represents to Distributor that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide Distributor with a copy of that statement annually.

     19. GOVERNING LAW. This Agreement shall be governed by, and provisions shall be construed in accordance with, the laws of the State of Ohio.

     20.  ANTI-MONEY LAUNDERING COMPLIANCE.

          (a) Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

          (b) Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining specifically to other clients of Distributor.

     21. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at AXA Rosenberg Investment Management LLC, 4 Orinda Way, Orinda, California, 94563,
Attn: Edward H. Lyman, Esq., with a copy to J.B. Kittredge, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624; and if to Distributor, to it at Barr Rosenberg Funds Distributor, Inc., 3435 Stelzer Road, Columbus, Ohio, 43219, Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.


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